EXHIBIT 10.6
THIS INSTRUMENT PREPARED BY
AND SHOULD BE RETURNED TO:

Stephen C. Raymonds
Division Counsel
Universal Foods Corporation
433 East Michigan Street
Milwaukee, WI 53202
(414) 347-3835


                                                    For Recording Purposes Only


                            PURCHASE MONEY MORTGAGE


     THIS PURCHASE MONEY MORTGAGE (this "Mortgage") is made and entered into this 1st day of August, 1995, by The Fresh Juice Company (the "Mortgagor"), whose address is 350 Northern Blvd., Great Neck, NY 11021, in favor of Fantasy-BlankeBaer Corporation ("Mortgagee"), whose address is 433 East Michigan Street, Milwaukee, WI 53202.

                             W I T N E S S E T H:

     1. MORTGAGE. In consideration of Ten Dollars ($10.00) and other valuable consideration received by Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby grants, bargains, sells, assigns, transfers, conveys and mortgages to Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject to the terms and conditions of this Mortgage, the following:

          (a) Land. All that certain real property located in Polk County, Florida, more particularly described as follows, to wit:

                    See Attached
                    Exhibit B (the "Property")

          (b) Appurtenances. The benefit of all easements and other rights of any nature whatsoever, if any, appurtenant to the Property or the Improvements, or both, the benefit of all rights-of-way, drainage rights, sanitary sewer and potable water rights, stormwater drainage rights, rights of ingress and egress to the Property and any improvements of Mortgagor now or hereafter located on any of such real property interests, whether now existing or hereafter arising, together with the reversions, remainders, rents, issues, incomes and profits of any of the foregoing (the "Appurtenances").

          (c) Improvements. All buildings, structures, fixtures and improvements of any nature now or to be hereafter located in whole or in part upon the Property or on the Appurtenances, regardless of whether physically affixed thereto or severed or capable of severance therefrom (the "Improvements").

          (d) Proceeds. All proceeds of the conversion, voluntary or involuntary, of any of the property encumbered by this Mortgage into cash or other liquidated claims, or that are otherwise payable for injury to or the taking or requisitioning of any such property, including all judgments, settlements and insurance and condemnation proceeds as provided in this Mortgage.

              The Property, Appurtenances and Improvements are collectively referred to as the "Mortgaged Property" in this Mortgage.

     2. DEBT. Mortgagor shall pay to Mortgagee the indebtedness (the "Debt") as evidenced by that certain Promissory Note of even date herewith made by Mortgagor in favor of Mortgagee in the principal amount of Four Hundred Seventy-Five Thousand & 00/100 ($475,000.00), which Note, together with any and all renewals, replacements, extensions or modifications is herein called the "Note". Mortgagor's obligations described herein and in the Note are secured, among other things, by the collateral described in this Mortgage, which term includes any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations of this Mortgage, and may also from time to time be secured by other collateral described in written documents.

     3. COSTS. All costs, expenses, losses, damages and other charges sustained or incurred by Mortgagee because of: (i) Mortgagor's default in payment or performance, as the case may be, of any provision contained in the Note and this Mortgage; (ii) defense of actions instituted by Mortgagor or a third party against Mortgagee arising out of or related to the Loan, or in the realizing upon, protecting, perfecting, defending, or (iii) actions brought or defended by Mortgagee enforcing Mortgagee's security interest in the Mortgaged Property. All of these costs and expenses include reasonable attorneys' fees, paralegals' fees, or legal assistants' fees, whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Mortgagee, or enforcement of any judgment based on the Note and this Mortgage, whether or not suit is brought to collect such amounts or to enforce such rights or, if brought, is prosecuted to judgment.

     4. TITLE WARRANTIES. Subject to the Permitted Encumbrances (as hereinafter defined), Mortgagor covenants with Mortgagee that: (i) Mortgagor is indefeasibly seized of the Property and Improvements in fee simple, has good and marketable title to the Mortgaged Property and has full power, lawful right and authority to convey the same in fee simple and to grant Mortgagee a perfected first lien security interest in the Mortgaged Property, and (ii) the Mortgaged Property is free and clear of all liens, encumbrances, restrictions, and security interests of any nature and except for those permitted encumbrances which Mortgagee has previously approved, as set out in Exhibit "A" attached hereto and incorporated herein by reference, which are referred to as "Permitted Encumbrances" in this Mortgage.

     5. LIENS. Mortgagor will not create or permit to be created, or to remain, and will promptly discharge at Mortgagor's expense any and all liens or encumbrances upon, or security interests in, the Mortgaged Property, or any combination thereof, whether consensual, common law, statutory, voluntary, involuntary, or arising by operation of law, except the Permitted Encumbrances.

     6. REPRESENTATIONS AND WARRANTIES. The Mortgagor hereby represents and warrants to Mortgagee as follows:

          (a) That Mortgagor will pay all and singular the principal, interest and the other various and sundry sums of money payable under and by virtue of the Note and this Mortgage promptly at the time or times that the same shall severally become due.

          (b) That Mortgagor will permit, commit, or suffer no waste, impairment, or deterioration of the Property or any part thereof during the term of this Mortgage.

          (c) That Mortgagor will pay all and singular the costs, charges and expenses, including reasonable attorneys' fees and costs of abstracts of title, incurred or paid at any time by the Mortgagee because of the failure on the part of the Mortgagor promptly and fully to perform these agreements and covenants of the Note and this Mortgage, and said costs, charges and expenses, together with interest thereon at the highest rate allowed by law, shall be immediately due and payable on demand therefor by the Mortgagee and shall be secured by the lien of this Mortgage.

     7. TAXES AND OTHER IMPOSITIONS. Mortgagor will pay or cause to be paid, when due (i) all property taxes, assessments, water, sewer, utility and other rents, rates and charges, including all excises, taxes, levies, license fees, permit fees, impact fees, connection fees, and other fees and charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, that may be assessed, levied or imposed upon the Mortgaged Property, or otherwise arising with respect to the occupancy, use, possession or disposition thereof, whether or not the failure to pay the same might result in the creation of a lien upon the Mortgaged Property, or any combination thereof; (ii) all franchise, excise and other taxes, fees and charges assessed, levied or imposed with respect to Mortgagor's right to do business in the State of Florida and the political subdivisions thereof; (iii) all taxes and fees (except for Mortgagee's state and federal income taxes) that may be levied by the United States of America or any state or political subdivision thereof, upon Mortgagee or Mortgagor in connection with or upon the Note and this Mortgage, or the Debt or its payment, or collection, or any combination thereof (including all documentary stamp taxes and intangible taxes plus any penalties and interest charged for the late payment of any such taxes); and (iv) all lawful claims and demands of contractors, subcontractors, mechanics, laborers, materialmen and other lienors which, if unpaid, might result in the creation of a lien upon the Mortgaged Property. The sums payable under this paragraph are called "Impositions".

     8. CONDEMNATION. If all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, is taken as a result of, or in lieu or in anticipation of, the exercise of the right of condemnation or eminent domain, by any government or any other party entitled to exercise such powers by law, all proceeds payable with respect to any such action are assigned to Mortgagee and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at the option of the Mortgagee, either be applied to the payment of the Debt or be paid over to the Mortgagor for the restoration of the Improvement. Mortgagor, immediately upon obtaining knowledge of the institution or threatened institution, of any proceedings for the Mortgaged Property, or any part thereof, by condemnation or eminent domain, will notify the Mortgagee of the pending of such proceedings. Mortgagee shall have the right to intervene and participate in any proceedings for and in connection with any taking referred to in this section. Mortgagor shall not enter into any agreement for the taking of the Mortgaged Property or any part thereof.

     9. INSURANCE. That Mortgagor will keep all Improvements hereafter erected on the Property insured against loss by fire and other hazards, casualties and contingencies to the extent of the full insurable value for replacement cost thereof from time to time. Mortgagor will pay promptly when due any premiums on such insurance and in default thereof the Mortgagee may itself pay the same, and all such sums so paid by Mortgagee, together with interest thereon at the highest rate allowed by law, shall be immediately due and payable upon demand of Mortgagee and shall be secured by the lien of this Mortgage. All insurance shall be carried by companies approved by Mortgagee and the original or certified copies of policies and renewals thereof, together with evidence of the payment of the premiums therefor, shall be provided to the Mortgagee. All such insurance policies and renewals thereof shall contain standard form non-contributing mortgagee loss payable clauses in favor of the Mortgagee, and shall provide that no less than ten (10) days' written notice will be given the Mortgagee before any cancellation or expiration thereof. In event of loss, Mortgagor will give immediate notice by mail to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, may be applied by Mortgagee at its option either to the reduction of the indebtedness hereby secured or to the restoration or repair of the Property.

     10. ADVANCES. If Mortgagor defaults in the observance or performance of any of the provisions of the Note and this Mortgage, including but not limited to obtaining and maintaining insurance pursuant to Paragraph 9 and paying Impositions pursuant to Paragraph 7, then Mortgagee, without waiving or otherwise impairing any other of its rights or remedies, at its sole option and without obligation to do so, and without demand upon Mortgagor, may make any such payment or take such action as Mortgagee deems necessary or appropriate to correct such Default, or to protect the security of the Mortgaged Property encumbered by the Note and this Mortgage. All payments so made, together with all costs and expenses so incurred, will be added to the principal amount due under the Note and thereafter will bear interest at the rate then payable as provided for in the Note, and will be secured by the lien and security interest granted by the Mortgage.

     11. DEFAULT. The occurrence of any of the following (time being of the essence as to this Mortgage and all of its provisions) constitutes a "Default" by Mortgagor, at the option of Mortgagee, under the other Note and this
Mortgage:

          (a) Scheduled Payment. Mortgagor's failure to make any payment required by the Note when due.

          (b) Monetary Default. Mortgagor's failure to make any other payment required by this Mortgage or the Note when due, within ten (10) days after written demand therefor from Mortgagee to Mortgagor.

          (c) Other. Mortgagor's failure to perform any other obligation imposed upon Mortgagor by this Mortgage or the Note, within thirty (30) days after written demand by Mortgagee to Mortgagor.

          (d) Representation. Any representation or warranty of Mortgagor contained in this Mortgage or in any other instrument or statement furnished in connection herewith, proves to be incorrect or misleading in any adverse respect as of the time when the same shall have been made.

          (e) Bankruptcy. Mortgagor (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United States Bankruptcy Code or any similar law or regulation, federal or state relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Mortgagor, a general partner of Mortgagor, or any guarantor, for all or any part of the Mortgaged Property or other assets of such party, or either; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as a bankrupt or insolvent, or is subject to a reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within thirty (30) days from entry; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner.

          (f) Judgments. (1) A final judgment, other than a final judgment in connection with any condemnation, is entered against Mortgagor that (i) adversely affects the value, use or operation of the Mortgaged Property, or (ii) adversely affects, or reasonably may adversely affect, the validity, enforceability or priority of the lien or security interest created by this Mortgage or the other Note and this Mortgage, or both; or (2) execution or other final process issues thereon with respect to the Mortgaged Property; and (3) Mortgagor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within thirty (30) days from entry.

          (g) Liens. Any federal, state or local tax lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Mortgagor or the Mortgaged Property and is not removed by payment or transferred to substitute security in the manner provided by law, within ten (10) days after it is recorded in accordance with applicable law.

          (h) Transfer of Property Ownership. Any sale, conveyance, transfer, assignment, or other disposition of all or any part of the Mortgaged Property or any ownership interest in Mortgagor (whether legal or beneficial) or possession or use of the Mortgaged Property.

     12. REMEDIES. Upon the occurrence and continuance, if applicable, of any Default, Mortgagee may exercise any one or more of the following rights and remedies, in addition to all other rights and remedies otherwise available at law or in equity:

          (a) Other Documents. To pursue any right or remedy provided by the Note.

          (b) Acceleration. To declare the entire unpaid amount of the Debt together with all accrued and unpaid interest thereon immediately due and payable with interest to be due thereon at the Default Rate set forth in the Note.

          (c) Foreclosure. To foreclose the lien of this Mortgage and obtain possession of the Mortgaged Property, by any lawful procedure.

          (d) Appointment of Receiver. That the Mortgagee may, without notice to the Mortgagor, at any time pending a suit upon this Mortgage, apply to the Court having jurisdiction thereof for the appointment of a receiver, and such Court shall forthwith appoint a receiver of the Property and such receiver shall have all the broad and effective functions and powers in anywise entrusted by a Court to a receiver, and such appointment shall be made by such Court as an admitted equity and a matter of absolute right to said Mortgagee, and without reference to the adequacy of inadequacy of the value of the Property or to the solvency or insolvency of Mortgagor or the other defendants in such proceeding, if any, and that the rents, issues, income, revenues, profits and proceeds of the Property shall be applied by such receiver according to the lien of this Mortgage and the practice of such Court.

          (e) Other Security. To proceed to realize upon any and all other security for the Debt in such order as Mortgagee may elect; no such action, suit, proceeding, judgment, levy, execution or other process will constitute an election of remedies by Mortgagee or will in any manner alter, diminish or impair the lien and security interest created by this Mortgage unless and until the Debt is paid in full.

          (f) Advances. To advance such monies and take such other action as is authorized by Paragraphs 3, 7, 9 and 10 herein.

     13. CUMULATIVE RIGHTS AND NON-WAIVER. No right or remedy conferred upon or reserved to Mortgagee by this Mortgage or the Note is intended to be exclusive of any other right or remedy; and each and every right and remedy is cumulative and in addition to any other right or remedy otherwise available. Every right, power, privilege and remedy granted Mortgagee by this Mortgage or the Note, or both, or otherwise available at law or in equity may be exercised by Mortgagee from time to time as often as Mortgagee deems expedient until the Debt is paid in full. Mortgagee's failure to insist at any time upon the strict observance or performance by Mortgagor of any of the provisions of this Mortgage or in the Note, or to exercise any right or remedy provided for in this Mortgage or in the Note will not impair any such right or remedy or be construed as a waiver or relinquishment thereof for the future. Receipt by Mortgagee of any payment required to be made pursuant to the Note and this Mortgage with knowledge of the breach of any provision of the Note and this Mortgage will not constitute a waiver of such breach. In addition to all other remedies provided in this Mortgage, Mortgagee will be entitled, to the extent permitted by applicable law, to injunctive relief in the case of a violation or attempted or threatened violation of any of the provisions of the Note and this Mortgage or to a decree ordering performance of any of the provisions of any of the foregoing.

     14. NOTICES. Any notice or demand that must or may be given or made in connection with this Mortgage must be in writing and, unless receipt is expressly required, will be deemed given, delivered or made, as the case may be, when delivered by personal delivery or when mailed by Express Mail, by overnight delivery service of a nationally-recognized company, or by certified or registered mail, return receipt requested, in any event, with sufficient postage affixed, and addressed to the parties at the addresses written on the first page of this Mortgage or on the signature pages of this Mortgage. Such addresses may be changed by notice pursuant to this paragraph. Notice of change of address is effective only upon receipt. All of the persons executing this Mortgage as Mortgagor severally agree that a single notice to Mortgagor in the manner provided in this paragraph will be effective to bind each such person for all purposes.

     15. TRANSFER. Mortgagor may not sell, convey, assign, transfer or otherwise dispose of any interest in all or any portion of the Mortgaged Property, or any ownership interest in Mortgagor without Mortgagee's prior written consent, which consent may be withheld in Mortgagee's sole discretion. Whether such transfer is voluntary or involuntary, or by operation of law (other than in connection with the death, disability or incompetency of any individual Mortgagor), any such transfer will be void as to Mortgagee, and constitute an immediate Default under this Mortgage, without notice, in the sole discretion of Mortgagee. Mortgagee's consent to any transfer, sale, or conveyance hereunder shall not be deemed a consent to any subsequent transfer, sale, or conveyance for which Mortgagee's prior written approval has not been obtained.

     16. SUCCESSORS AND ASSIGNS. The provisions of this Mortgage inure to the benefit of Mortgagee and its successors and assigns, and bind all persons executing this Mortgage as Mortgagor and their respective heirs, legal representatives, successors and assigns.

     17. CHOICE OF LAW. The provisions of this Mortgage are to be interpreted, construed, applied and enforced in accordance with the laws of the State of Florida, regardless of where this Mortgage is executed, delivered or breached, or where any payment or other performance required by this Mortgage is made, where any action or other proceeding involving this Mortgage is instituted, or whether the laws of the State of Florida otherwise would apply the laws of another jurisdiction; the foregoing choice of law provisions will apply to the Note and this Mortgage.

     18. SEVERABILITY. The provisions of the Note and this Mortgage are severable at Mortgagee's option so that if any provision is declared by a court of competent jurisdiction to be invalid or unenforceable, no other provision will be affected by such invalidity or unenforceability, but will remain in force and effect according to its original terms, if Mortgagee so elects.

     19. TERMS. Wherever used in this Mortgage or the other Note and this Mortgage, or both, and unless expressly provided otherwise: (i) use of the singular includes the plural, and vice versa; (ii) use of one gender includes all genders; (iii) use of the term "include" or "including" is always without limitation; (iv) use of the words, "should," "must" and "will" has the same legal effect as the use of the word "shall"; (v) the term "day" means a banking day which shall be a day on which Mortgagee and other banks are open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day; (vi) any definition herein incorporating one or more documents or items shall refer to such items "singularly and collectively", and (vii) "person" means any natural person or artificial entity having legal capacity.

     20. HEADINGS. Paragraph headings and subheadings are for indexing purposes only and are not to be used to interpret, construe, apply or enforce the provisions of this Mortgage.

     21. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement, and obligation of Mortgagor under this Mortgage and the Note.

     22. ORAL MODIFICATION INEFFECTIVE. No term of this Mortgage or any other of the Note and this Mortgage, or such documents, may be waived, changed, modified, discharged, or terminated except by an instrument in writing signed by the party against which enforcement of the waiver, change, modification, discharge, or termination is sought.

     IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the date stated above.

Signed, sealed and delivered                MORTGAGOR: THE FRESH JUICE COMPANY
in the presence of:

/s/ Guy V. Gabriel                          /s/ Steven Smith
Type/Print: Guy V. Gabriel                  By: Steven Smith
                                            Title: President
/s/  Marie Watson
Type/Print: Marie Watson


STATE OF New York
COUNTY OF Kings

     The foregoing instrument was acknowledged before me this 31st day of July, 1995, by Steven Smith, the President of Fresh Juice Company, a Delaware
corporation and who is (x) known to me or ( ) produced             as
identification.

                                            /s/ David Silberzweig
                                            -----------------------
                                            Notary Public

        (Notarial Seal)
       DAVID SILBERZWEIG                    David Silberzweig
Notary Public, State of New York            Type or Print Name
       No. 90-8995435
  Qualified in Nassau County
Commission expires on Sept. 30, 1996        September 30, 1996
                                            My Commission expires


                                  EXHIBIT "A"
                            PERMITTED ENCUMBRANCES

1. Ad valorem real property taxes for the year of closing and subsequent years;


                                   EXHIBIT B

Starting at the most Southerly corner of Lot 3A of Polk Packing Association Subdivision as recorded in Plat Book 30, Page 42, of the public records of Polk County, Florida, run thence South 37 degrees 46' East along the Northeast Right-of-Way of the Eloise Loop Road a distance of 612.7 feet, thence North 48 degrees 37' East a distance of 381.44 feet to the Northerly Right-of-Way boundary of the S.A.L.R.R. for the point of Beginning; run thence North 48 degrees 37' East a distance of 470 feet more or less to the center of the Wahneta Drainage District Canal from Lake Lulu, thence Southerly along the center of said canal to its intersection with the Northerly Right-of-Way boundary of the S.A.L.R.R., thence Northwesterly along said R.R.
Right-of-Way to the Point of Beginning; the above described property being a part of Lots 17 and 19 of Wahneta Farms Subdivision as reported in Plat Book 1, Pages 82A and 82B, of the public records of Polk County, Florida.